                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 03/08/1994
                                                             944035950 - 2384265


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            Healthcare Partners, L.P.

                  This Certificate of Limited Partnership of Healthcare

Partners, L.P. (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware

Revised Uniform Limited Partnership Act.

                  1. The name of the Limited Partnership is Healthcare Partners, L.P.

                  2. The address of the registered office of the Limited Partnership in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901. The Limited Partnership's registered agent at that address is The Prentice-Hall Corporation Systems, Inc.

                  3. The name and address of the general partner is as follows:

                        NAME                                 ADDRESS

                  CFHF PARTNERS, L.P.                   1925 LOCUST STREET
                                                        17TH FLOOR
                                                        PHILADELPHIA, PA  19102

                  IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, has caused this Certificate of Limited

Partnership to be duly executed as of the 8th day of March, 1994.




                                      By: /s/ John Hall
                                          --------------------------------------
                                          John Hall, President of CFHF, Inc.
                                          General Partner of CFHF Partners, L.P.